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EXHIBIT 21.1.
SUBSIDIARIES

                                                                  State
                                                                in which
                                                                Subsidiary
                                                                Organized
Name_______________________


AirComp, LLC                                                    Texas
Mountain Compressed Air                                         Texas
Strata Directional Technology, Inc.                             Texas
Jens' Oilfield Services, Inc,                                   Texas